Exhibit 99.1

Colfax Announces Expected Completion Date of April 4, 2022 for Spin-Off of ESAB Corporation

•	“When-issued” trading of ESAB and Colfax ex-distribution common stock expected to begin on March 21, 2022

•	Record date for distribution of ESAB common stock will be March 22, 2022

•	Distribution Date expected to be April 4, 2022

WILMINGTON, DE, March 14, 2022 (GLOBE NEWSWIRE)—Colfax Corporation (“Colfax”) (NYSE: CFX) today announced that its Board of Directors has declared (a) a pro rata distribution of 90% of the outstanding common stock of ESAB Corporation (“ESAB”) to Colfax shareholders of record as of the close of business on March 22, 2022 (the “Record Date”), and (b) that the previously announced reverse stock split of all issued and outstanding shares of Colfax Common Stock will be effected at a one-for-three ratio (the “Reverse Stock Split”) following the distribution of the ESAB shares. The distribution is expected to be payable after the market close on April 4, 2022 (“Distribution Date”). As a result of the distribution, Colfax shareholders will receive one share of ESAB common stock for every three shares of Colfax common stock they hold on the Record Date (pre-Reverse Stock Split ratio). Immediately following the distribution, Colfax will retain 10% of the outstanding shares of ESAB common stock, which Colfax intends to divest within 12 months after the separation in a tax-efficient exchange for its outstanding debt.

Fractional shares of ESAB common stock will not be distributed to Colfax shareholders. Instead, the fractional shares of ESAB common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to the Colfax shareholders who otherwise would have received fractional shares of ESAB common stock.

No action is required by Colfax shareholders to receive the distributed shares of ESAB common stock. Colfax shareholders who hold Colfax common stock on the Record Date will either receive a book-entry account statement reflecting their ownership of ESAB common stock, or their brokerage account will be credited with ESAB shares. The shares are expected to be credited to “street name” shareholders through the Depository Trust Corporation (DTC) on the Distribution Date.

An Information Statement containing details regarding the distribution of ESAB common stock and ESAB’s business and management following the consummation of the distribution will be mailed to Colfax shareholders prior to the Distribution Date. The distribution of ESAB common stock remains subject to the satisfaction or waiver of customary conditions, including the Securities and Exchange Commission (“SEC”) having declared effective ESAB’s Registration Statement on Form 10, as amended, which ESAB has filed with the SEC and is available at the SEC’s website at http://www.sec.gov, as described in the Information Statement.

Colfax also announced that it expects “when-issued” trading of ESAB common stock to begin on March 21, 2022, on the New York Stock Exchange (“NYSE”), under the symbol “ESAB WI.” “Regular-way” trading of ESAB common stock is expected to begin on the NYSE on April 5, 2022, under the symbol “ESAB.” The “when-issued” trading market is a market for ESAB common stock that will be distributed to holders of Colfax common stock after the market close on April 4, 2022. Shareholders who own Colfax common stock at the close of business on the Record Date will be entitled to ESAB common stock distributed pursuant to the distribution and may trade this entitlement to shares of ESAB common stock, without Colfax common stock they own, on the “when-issued” market.

Upon completion of the distribution, Colfax will effect the Reverse Stock Split and change its name to Enovis Corporation (“Enovis”). Following the distribution, Enovis will trade on the NYSE under the symbol “ENOV.”

Shares of Colfax common stock will continue to trade “regular way” on the NYSE under the symbol “CFX” through the Distribution Date. Colfax expects that beginning March 21, 2022 there will be two markets in Colfax common stock on the NYSE: “regular-way” under the symbol “CFX” and “ex-distribution” under the symbol “ENOV WI.” Prior to the Distribution Date, shares of Colfax common stock that trade in the “regular-way” market will trade with the right to receive shares of ESAB common stock on the Distribution Date. Shares of Colfax common stock that trade in the “ex-distribution” market will trade without the right to receive shares of ESAB common stock on the Distribution Date.

Holders of Colfax common stock are encouraged to consult with their financial advisors regarding the specific implications of selling Colfax common stock on or before the Distribution Date.

For U.S. federal income tax purposes, Colfax U.S. shareholders (other than those subject to special rules) generally should not recognize gain or loss as a result of the distribution, except with respect to cash received in lieu of fractional shares of ESAB common stock. Colfax shareholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the distribution.

ABOUT COLFAX

Colfax is a leading diversified technology company that provides orthopedic and fabrication technology products and services to customers around the world, principally under the DJO and ESAB brands. The Company uses its Colfax Business System, a comprehensive set of tools and processes, to create superior value for customers, stockholders and associates. After the separation, Colfax, which will become Enovis, will focus on specialty medical technologies and ESAB will focus on fabrication technologies.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, outlook, expectations and intentions, including the intended separation of Colfax’s fabrication technology and specialty medical technology businesses (the “Separation”), and the timing, method and anticipated benefits of the Separation and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including the rise, prevalence and severity of variants of the virus, actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; macroeconomic conditions; material delays and cancellations of medical procedures; supply chain disruptions; the impact on creditworthiness and financial viability of customers; risks relating to the Separation, including the uncertainty of obtaining regulatory approvals, and a favorable tax opinion; Colfax’s ability to satisfactorily complete steps necessary for the Separation and related transactions to be generally tax-free for U.S. federal income tax purposes; the ability to satisfy the necessary conditions to complete the Separation on a timely basis, or at all; the ability to realize the anticipated benefits of the Separation, developments related to the impact of the COVID-19 pandemic on the Separation, and the financial and operating performance of each company following the Separation; other impacts on Colfax’s business and ability to execute business continuity plans; and the other factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Colfax’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

NOT AN OFFER

This announcement is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Mike Macek

Vice President, Finance

Colfax Corporation

+1-302-252-9129

investorrelations@colfaxcorp.com

Source: Colfax Corporation